EXHIBIT 10.11

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          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE
        SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.
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                             OEM/RESELLER AGREEMENT

     This OEM/Reseller Agreement ("Agreement") is entered into by and between Artisoft, Inc. ("Artisoft"), a Delaware corporation having a place of business at 5 Cambridge Center, Cambridge, Massachusetts 02142, and the Telecommunication Systems Division of Toshiba America Information Systems, Inc. ("TAIS"), a California corporation having a place of business at 9740 Irvine Boulevard, Irvine, California 92618. The effective date of this Agreement shall be January 18th, 2000 ("Effective Date").

                                    RECITALS

     Artisoft and TAIS desire to enter into an arrangement under which, subject to the terms of this Agreement, Artisoft will create custom versions of Artisoft's TeleVantage(TM) or equivalent product or any successors, replacements or enhanced versions of such product (the "Software") for TAIS, TAIS will brand and market the custom versions of the Software, and the parties desire to mutually pursue opportunities in the communication server and software PBX market.

     Therefore, in consideration of the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:

                                    AGREEMENT

     1. DEFINITIONS. Defined terms are as set forth in the Glossary attached hereto and incorporated herein.

     2. GRANT OF LICENSE TO RESELL THE SOFTWARE

          2.1 LICENSE. Artisoft hereby grants to TAIS a worldwide, perpetual (subject only to termination pursuant to Section 14) license to use, reproduce, have reproduced, market, have marketed, distribute and have distributed the customized versions of the Software prepared for TAIS by Artisoft under Section 3 hereof (only in object code form), including, without limitation, all Updates and Software Fixes and (collectively, the "Licensed Software"), in accordance with the terms of this Agreement (the "License"). The License shall be perpetually exclusive to TAIS with respect to the Branded Version and Proprietary Version as defined in Sections 3.1 and 3.2, and exclusive to TAIS for certain periods with respect to the [**] versions of the Software as set forth in Sections 6.2 and 6.3. Artisoft hereby acknowledges and agrees that the rights granted to TAIS hereunder shall include the right of TAIS to enter into sublicense agreements with End Users; Dealers; TAIS Affiliates; and, with respect to the OEM-branded Licensed Software described in Section 3.5 only, the single TAIS original equipment manufacturer ("OEM") currently in TAIS' distribution channel ("Current OEM") under End User License Agreements (as defined in Section 2.2).

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          2.2 END USER LICENSE AGREEMENT. TAIS will distribute each copy of the
Licensed Software only in connection with an End User license agreement containing terms and conditions substantially equivalent to those set forth in Exhibit A, plus any additional nonconflicting terms and conditions to be determined by TAIS. ("End User License Agreement"). TAIS will use commercially reasonable efforts to enforce the terms of such End User License Agreements in a manner consistent with TAIS' standard end user license agreement enforcement policies and practices.

          2.3 COPYRIGHT NOTICE AND LEGENDS. TAIS will not remove any copyright or other proprietary rights or confidential notices or legends appearing on the Licensed Software, User Documentation, Documentation or any other documentation provided by Artisoft to TAIS under this Agreement, but may move such notices or legends for the purpose of formatting.

     3. SOFTWARE CUSTOMIZATION. Artisoft shall customize the Licensed Software for TAIS, at no cost or expense to TAIS, in accordance with the specifications and delivery dates set forth in Schedule 3, and shall provide TAIS with a Master Copy of such software.

          3.1 TOSHIBA NAME IDENTIFICATION. Artisoft shall customize a version of the Software by [**] or other mutually agreed upon date that brands the Software as a TAIS product in accordance with the specifications set forth in Schedule 3 ("Branded Version"). TAIS shall have the final right of approval over all use and placement of its trademarks in the Licensed Software. Nothing in this Agreement shall transfer any rights in any TAIS trademarks to Artisoft.

          3.2 TOSHIBA PROPRIETARY PHONE SUPPORT. Artisoft shall customize a version of the Branded Version of the Software by [**] or on a schedule mutually agreed to by the parties to support TAIS' proprietary telephones and other features in accordance with the specifications mutually agreed to in writing and appended hereto as a supplement into Schedule 3 ("Proprietary Version"). To the extent feasible, Artisoft shall provide TAIS with a mechanism for adding support for additional TAIS proprietary telephones without modification of the Proprietary Version through the use of product definition files that may be edited or added by TAIS and TAIS is hereby granted all rights necessary to edit or add such files to the Proprietary Version.

          3.3 [**] VERSION. Artisoft shall customize a version of the Software by [**] or on a schedule mutually agreed to by the parties to support and implement a [**] Extension Feature Set I [**] in accordance with the specifications mutually agreed to in writing and appended hereto as a supplement into Schedule 3 ("[**] Version"), provided that TAIS makes [**] pre-release code available to Artisoft at least 180 days prior to the mutually agreed delivery date. In the event that [**] is not made available to Artisoft at least 180 days before the mutually agreed to delivery date, Artisoft shall (i) provide TAIS with TAIS' choice of (1) a Proprietary Version (as described in Section 3.2) of the [**] or later based version of the Software, or (2) a Proprietary Version (as described in Section 3.2) of the most advanced TeleVantage(TM) software version, in accordance with thE provisions of Section 3.7; and (ii) provide the [**] Version to TAIS within one year of the date on which TAIS makes [**]

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pre-release code available to Artisoft. The [**] Version shall implement all features and other specifications reasonably requested by TAIS, which specifications shall be added to Schedule 3.

          3.4 [**] VERSION. Artisoft shall customize a version of the Software by [**] or on a schedule mutually agreed to by the parties to support and implement a [**] Extension Feature Set 2 [**] in accordance with the specifications mutually agreed to in writing and appended hereto as a supplement into Schedule 3 ("[**] Version"), provided that TAIS makes [**] pre-release code available to Artisoft at least 180 days prior to the mutually agreed delivery date. In the event that [**] is not made available to Artisoft at least 180 days prior to the agreed to delivery date, Artisoft shall (i) provide the [**] Version to TAIS within 180 days of the date on which TAIS makes [**] pre-release code available to Artisoft, and (ii) if Artisoft has not previously provided TAIS with the [**] Version as required herein, shall provide TAIS with TAIS' choice of (1) a Proprietary Version (as described in Section 3.2) of the [**] or later based version of the Software, or (2) a Proprietary Version (as described in Section 3.2) of the most advanced TeleVantage(TM) software version, in accordance with the provisions of Section 3.7. The [**] Version shall implement all features and other specifications reasonably requested by TAIS, which specifications shall be added to Schedule 3.

          3.5 OEM CUSTOMIZATIONS. Artisoft shall create versions of the Licensed Software as defined in Sections 3.1, 3.2, 3.3, and 3.4 that brand the Licensed Software as an OEM product as required by TAIS for its Current OEM. [**] shall [**].

          3.6 OWNERSHIP OF TAIS CUSTOMIZATIONS. All modifications to the Software under Sections 3.1 and 3.2, including, without limitation, the TAIS Customizations, shall be owned by TAIS. All TAIS Customizations are a "work for hire" for the benefit of TAIS. In the event that any TAIS Customizations are not for any reason deemed a work for hire, Artisoft hereby assigns all its right, title and interest in and to the TAIS Customizations to TAIS, including, without limitation, all patent rights, copyrights and trade secrets therein. Artisoft shall cooperate with TAIS in any reasonable manner to perfect, secure and evidence TAIS' ownership and rights in the TAIS Customizations.

          3.7 MOST CURRENT TECHNOLOGY AND FEATURES. During the term of this Agreement, Artisoft shall incorporate the most current technology and features in the Licensed Software. Notwithstanding the previous sentence, Artisoft shall have no obligation to incorporate any technology or features in the Licensed Software that (i) TAIS has previous rejected in writing, or (ii) are necessary to implement third party proprietary technology or interfaces. Artisoft shall not license to any person any technology or features more advanced or more efficient than those which exist in the Licensed Software. Artisoft shall not remove any features or functionality from the Licensed Software without the express written consent of TAIS.

          3.8 If Artisoft fails to deliver any of the deliverables identified in this Section 3 as required by this Agreement or to cure Defects in such deliverables in accordance with Section 4.2 within [**] of the delivery date for each such deliverable as set forth in Section 3 or as mutually agreed to by the

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parties ("[**]"), as the sole remedy, for failure to deliver or cure Defects in accordance with Sections 4.2, TAIS shall have the right to terminate this Agreement and obtain a payment determined by the Joint Management Team.

     4. SOFTWARE ACCEPTANCE

          4.1 ACCEPTANCE TESTING. Upon delivery by Artisoft to TAIS, and notice of such delivery, of each of the Branded Version, Proprietary Version, [**] Version, [**] Version, and [**] Version ("Delivered Software"), TAIS shall have [**] to inspect and test the Delivered Software to determine whether the Delivered Software materially conforms to the Specifications. During such time, TAIS shall either (i) accept the Delivered Software by written notice of its approval to Artisoft, or (ii) provide Artisoft with notice of any Defects in the Delivered Software. TAIS shall accept the Delivered Software if the software materially conforms to the Specifications.

          4.2 CORRECTION OF DEFECTS. If TAIS provides Artisoft with notice of any Defects in accordance with Section 4.1, Artisoft shall use commercially reasonable efforts to repair or remedy the Defects, deliver the repaired software to TAIS, and provide notice of such to TAIS within [**] of such notice. As TAIS' sole remedy for Artisoft's breach of this Section 4.2, TAIS may terminate this Agreement and obtain the payments set forth and in accordance with Section 3.8.

     5. ROYALTY FEES, REPORTS AND AUDITS

          5.1 ADJUSTMENTS TO ROYALTIES. If during the term of this Agreement, the published, public list price of the Artisoft version of the Software (measured by a standard configuration of [**] and [**], not to include [**] or [**]) is [**] under this Agreement shall be [**]. In addition, all royalty fees shall be adjusted in accordance with the provisions of Section 5.11.

          5.2 EVALUATION, DEMO AND INTERNAL USE COPIES. TAIS shall have no obligation to pay royalties on (i) a reasonable number of TAIS evaluation or demonstration copies of the Licensed Software or (ii) a reasonable number of copies used internally by TAIS, provided that TAIS shall reimburse Artisoft for any Microsoft royalties paid by Artisoft in connection with the use of Microsoft's SQL Server for such uses.

          5.3 LICENSED SERVER VERSIONS AND SOFTWARE FIXES. No royalties shall be due upon any distribution or sublicense of any Licensed Server Versions or Software Fixes, provided that TAIS has already paid a royalty to Artisoft for the copy of the software being updated.

          5.4 ROYALTY FEES. Subject to Sections 5.1 and 5.11, TAIS shall pay royalties to Artisoft as set forth in subsections (a) through (e) below.

               (a) LICENSED CLIENT VERSION ROYALTY FEE. TAIS agrees to pay Artisoft a royalty fee of $[**] for each copy of the Licensed Client Versions

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licensed by TAIS or its sublicenses to their respective Dealers and End Users
("Initial Royalty Fee") and TAIS shall have the right to obtain a minimum of [**] copies of Licensed Client Versions at such a royalty rate.

               (b) ADDITIONAL ROYALTY FEE. TAIS agrees to pay Artisoft an additional $[**] royalty for each copy of the Licensed Client Versions licensed by TAIS or its subsidiaries through Qualified Artisoft Dealers ("Additional Initial Royalty Fee").

               (c) VOIP AND REPORTER APPLICATION ROYALTY FEES. TAIS agrees to pay Artisoft (i) a royalty fee in the amount of the royalty for [**] Licensed Client Versions for each Voice Over Internet Protocol connection ("VoIP Connection") licensed by TAIS or its sublicensees, and (ii) a royalty fee in the amount of the royalty for [**] Licensed Client Versions for each Reporter Application licensed by TAIS or its sublicensees (each as applicable, a "Special Royalty Fee").

               (d) INITIAL PAYMENT SCHEDULE. Subject to subsection 5.4(e), until such time as TAIS has paid to Artisoft the aggregate amount of $[**] under this Agreement, all royalty payments shall be made in accordance with the following schedule:

                    (1) At the end of the first six-month period after the Effective Date, TAIS shall pay the greater of (i) the total of the Initial Royalty Fees, Additional Initial Royalty Fees and Special Royalty Fees applicable under the provisions of Section 5.4 ("Applicable Royalties") for products licensed in the preceding six-month period in accordance with Section 5.4, or (ii) $[**]; provided, however, that if the amount in subsection (ii) is greater than the amount in subsection (i), the difference shall be considered a prepayment of future royalties and shall reduce any royalties owed to Artisoft in any future period accordingly until exhausted.

                    (2) At the end of the second six-month period after the Effective Date, TAIS shall pay the greater of (i) the Applicable Royalties for products licensed in the preceding six-month period in accordance with Section 5.4, less any unused prepayments made in any previous period; or (ii) $[**]; provided, however, that if the amount in subsection (ii) is greater than the amount in subsection (i), the difference shall be considered a prepayment of future royalties and shall reduce any royalties owed to Artisoft in any future period accordingly until exhausted.

                    (3) At the end of the third six-month period after the Effective Date, TAIS shall pay the greater of (i) the Applicable Royalties for

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products licensed in the preceding six-month period in accordance with Section
5.4 less any unused prepayments made in any previous period; or (ii) $[**]; provided, however, that if the amount in subsection (ii) is greater than the amount in Subsection (i), the difference shall be considered a prepayment of future royalties and shall reduce any royalties owed to Artisoft in any future period accordingly until exhausted.

                    (4) At the end of the fourth six-month period after the Effective Date, TAIS shall pay the greater of (i) the Applicable Royalties for products licensed in the preceding six-month period in accordance with Section 5.4, less any unused prepayments made in any previous period; or (ii) $ [**]; provided, however, that if the amount in subsection (ii) is greater than the amount in subsection (i), the difference shall be considered a prepayment of future royalties and shall reduce any, royalties owed to Artisoft in any future period accordingly until exhausted.

                    (5) At the end of the fifth six-month period after the Effective Date, TAIS shall pay the greater of (i) the Applicable Royalties for products licensed in the preceding six-month period in accordance with Section 5.4, less any unused prepayments made in any previous period; or (ii) $[**]; provided, however, that if the amount in subsection (11) is greater than the amount in subsection (i), the difference shall be considered a prepayment of future royalties and shall reduce any royalties owed to Artisoft in any future period accordingly until exhausted.

                    (6) At the end of the sixth six-month period after the Effective Date, TAIS shall pay the greater of (i) the Applicable Royalties for products licensed in the preceding six-month period in accordance with Section 5.4, less any unused prepayments made in any previous period; or (ii) $[**]; provided, however, that if the amount in subsection (ii) is greater than the amount in subsection (i), the difference shall be considered a prepayment of future royalties and shall reduce any royalties owed to Artisoft in any, future period accordingly until exhausted.

               (e) SUBSEQUENT PAYMENT SCHEDULE. Upon such time as TAIS has paid to Artisoft the aggregate amount of $[**] under this Agreement, subsection 5.4(d) shall no longer apply and TAIS shall pay, within thirty (30) days of the end of each month, royalties to Artisoft for each Licensed Client Version, VoIP Connection and Reporter Application licensed in such month in accordance with the provisions of subsections 5.4 (a) through (c).

          5.5 CONDITION TO TOTAL SALES COMMITMENT. Notwithstanding the payment provisions set forth in Section 5.4, TAIS shall not be obligated to pay the Minimum Commitment upon the termination or expiration of this Agreement, for any reason.

          5.6 RENEGOTIATION OF ROYALTY FEES. The parties shall, in good faith and at the earliest possible time, renegotiate the Initial Royalty Fees applicable to the [**] Version, [**] Version, and (if provided under Section 3.3) the [**] version after shipment of the first [**] Licensed Client Versions. The parties shall also, in good faith, renegotiate the Initial Royalty Fees applicable to the Branded Version and the Proprietary Version after shipment of the first [**] Licensed Client Versions, provided that the royalties set forth in subsections 5.4(a) through (c) shall remain in effect until such time as the parties agree in writing on different royalty rates.

          5.7 RETURNED PRODUCTS. Artisoft agrees to allow TAIS and its Dealers to pass along Artisoft's 30-day money-back guarantee on the Licensed Software to End Users. TAIS shall be credited the full amount of any royalty fees associated with Licensed Client Versions returned from End Users tinder such money-back

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guarantee. If such royalty fees have already been paid to Artisoft with respect to the returned copy, TAIS may deduct them from the amount of any future payments of royalty fees to Artisoft.

          5.8 OTHER CHARGES. Fees stated are inclusive of any federal, state, municipal or other governmental taxes, duties, licenses, fees, excises or tariffs ("Charges") imposed on the licensing of the Licensed Software by Artisoft to TAIS; however, Artisoft shall not be responsible for taxes based on TAIS' income or sales by TAIS. Each party agrees to pay, and to indemnify and hold the other party harmless from any Charges for which a party is responsible under this Section 5.7 and shall provide the other party an exemption certificate as necessary.

          5.9 REPORTS. With each payment of royalties, TAIS shall include a written summary of the number and type of Licensed Software licensed or sublicensed by TAIS or its Dealers, TAIS Affiliates or OEMs in the relevant period. TAIS shall maintain an accurate record of the number and type of Licensed Software licensed or sublicensed by TAIS or its Dealers, TAIS Affiliates or OEMs and documents reasonably necessary to demonstrate any basis for any returns under Section 5.7.

          5.10 [**]. For the complete period covered by this Agreement, [**] agrees to [**] represents that the [**] hereunder are [**] in any arrangement whereby [**] to a [**] terms and conditions. If, during the term of this Agreement, [**] shall [**] with [**], this Agreement shall thereupon be deemed [**] during the term of this Agreement, an [**] shall [**] that [**] with this section. [**] shall maintain an [**] of such [**].

          5.11 UPDATE ROYALTIES. In accordance with Section 5.10, if Artisoft shall provide any Updates to any customer for free, TAIS shall have no royalty obligations with respect to its distribution and license of such Updates. If Artisoft charges its customers an update fee specifically for a particular Update, then TAIS' royalty obligation with respect to its distribution and license of such Update shall be calculated at the [**] rate provided to Artisoft's customers from the royalty rate hereunder applicable to the product being updated.

     6. MARKETING

          6.1 SHARED DEALERS. TAIS may and shall offer Shared Dealers a proposal to obtain the Licensed Software from TAIS, and Artisoft shall assist TAIS in the development of any such proposal and assist TAIS in marketing any such proposal.

          6.2 EXCLUSIVE FEATURES. The Branded Version and the Proprietary Version of the Software shall be exclusive to TAIS. Artisoft shall not license or sell the Branded Version, the Proprietary Version or any version of the Software containing any TAIS Customizations to any other person or entity. The features in the [**] Version and [**] Version that are related to [**] and [**] extension sets ("[**]") will be exclusive to TAIS for one year after the date that TAIS accepts (pursuant to Section 4) the respective final, completed [**] Versions. During each such one-year period, Artisoft shall not license, sell or

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otherwise transfer the [**] Version or [**] Version or any version of the
Software containing any [**] Features to any other person or entity.

          6.3 EXCEPTION FOR ARTISOFT-BRANDED SOFTWARE. Notwithstanding, the provisions of Section 6.2, if Artisoft licenses the [**] or [**] directly from [**], Artisoft may include the [**] Features in Artisoft's own Artisoft-branded version of the Software ("Artisoft Software"); provided that:

               (a) Artisoft may not sell, license, sublicense or otherwise transfer the Artisoft Software to any TAIS Dealers, or to any Shared Dealers who elect to become TAIS Dealers. Such Dealers shall be listed on Schedule 6.3(a), as such may be amended from time to time;

               (b) In light of the [**] does not and shall not [**] with [**] or [**];

               (c) Neither [**] nor [**]; and

               (d) Artisoft agrees to comply with guidelines established by the Joint Management Team regarding distribution through the Interconnect channel.

          6.4 ARTISOFT SUPPORT. Artisoft will proactively support TAIS' sales of the Licensed Software through Artisoft Dealers as reasonably requested by TAIS in recognition of the Additional Initial Royalty Fee of $[**] paid to Artisoft under the provisions of Section 5.4(b).

          6.5 ADDITIONAL COVENANTS. Artisoft agrees as follows and agrees to cause [**] the following provisions:

               (a) [**] shall be limited to [**];

               (b) As mutually agreed in good faith, [**] will [**]; and

               (c) [**] will [**] before [**].

          6.6 DEALER LISTS. Each party shall provide to the other a complete listing of its Dealers at the beginning of each calendar quarter. Such lists shall be considered Confidential Information and shall be disclosed only as directed by the Joint Management Team (as defined in Section 7.1 (a) below).

          6.7 LIMITATIONS ON UPGRADES. TAIS agrees that, during the term of this Agreement, TAIS and its sublicensees will not sell (license) upgrades of the Artisoft-branded software to End Users. Notwithstanding the preceding sentence, TAIS and its sublicensees may sell (license) Licensed Software to any End Users in accordance with the royalty and other provisions of this Agreement.

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     7. MANAGEMENT, PERSONNEL AND ASSETS

          7.1 JOINT MANAGEMENT TEAM.

               (a) APPOINTMENT OF JOINT MANAGEMENT TEAM. TAIS and Artisoft shall each appoint an equal number of members, which number shall be mutually agreed in writing, to a team which shall consist of management representatives (the "Joint Management Team"). The task of the Joint Management Team will be to meet as needed, but at least quarterly, for the purpose of providing for efficient operation under this Agreement and to resolve any continuing dispute between the parties that has not been resolved after reasonable attempts between the parties.

               (b) MEETINGS OF THE JOINT MANAGEMENT TEAM. The Joint Management Team shall meet as often as either party reasonably deems necessary in order to gather and furnish to the other all information with respect to the matter at issue which the parties believe to be appropriate in connection with its resolution. Such representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating thereto. During the course of such negotiation, and subject to non-disclosure agreements with third parties, all reasonable requests made by one party to the other for information will be honored in order that each of the parties maybe fully advised as to the details of the dispute. The specific format for such discussions will be left to the discretion of the Joint Management Team. In the event any issue or dispute is not resolved for whatever reason within thirty (30) days after the initial request to negotiate such dispute or issue is given, either party may pursue formal legal remedies. Except where prevented by the dispute, both parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved.

     8. TECHNOLOGY

          8.1 TECHNOLOGY TRANSFER. Upon or prior to the execution of this Agreement, TAIS has delivered or will deliver to TAIS the Master Copy of the current version of the Software (in object code form), User Documentation, Documentation and any technical documentation reasonably sufficient to permit programmers skilled in the art to understand the Software, excluding the source code for the Software, provided that the delivery of such technical documentation for the Software shall not require Artisoft to create any new documentation specifically for TAIS ("Technical Documentation"). TAIS hereby acknowledges and agrees that the Technical Documentation provided to TAIS by Artisoft hereunder is, and shall remain, the sole and exclusive property of Artisoft.

     9. REPRESENTATIONS AND WARRANTIES

          9.1 RIGHTS AND AUTHORITY. Each party, represents and warrants that the execution, delivery and performance of this Agreement (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action under its organizational documents, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official other than those which have already been duly taken or made or will be duly taken or made as and when required, (iv) do not contravene or constitute a default under any provision of applicable law or regulation or of the organizational documents of

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it or any agreement, judgment, order, decree or other instrument binding upon it, and (v) this Agreement constitutes a legal, valid and binding obligation of each party hereto.

          9.2 SERVICES. Artisoft represents and warrants that, in rendering any services hereunder, it employees shall have the proper skill, background and training so as to be able to perform in a competent and professional manner and that all work will be so performed.

          9.3 TITLE. Artisoft represents and warrants that it has sufficient right, title and interest in the Licensed Software, User Documentation and Documentation to enter into this Agreement and perform all of its obligations hereunder. TAIS' sole remedy for any breach of this section shall be as set forth in Section 11.

          9.4 NO INFRINGEMENT. Artisoft represents and warrants that the Licensed Software and the license granted herein do not and will not infringe the intellectual property rights of any party, including, without limitation, copyrights, patents, trademarks, and trade secrets. TAIS' sole remedy for any breach of this section shall be as set forth in Section 11.

          9.5 SOFTWARE QUALITY. Artisoft represents and warrants that the Licensed Software will operate in material conformance with the Specifications.

          9.6 YEAR 2000. Artisoft represents and warrants that the Licensed Software shall accurately process date data (including, without limitation, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including leap years and shall provide all of the following functions: (i) properly process and store date information before, during, and after January 1, 2000, including, but not limited to, accepting date input, providing date output, and performing calculations on dates or portions of dates; (ii) function accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; (iii) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined, and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

          9.7 COMPLIANCE, WITH LAWS. Artisoft represents and warrants that the Licensed Software, Documentation, and User Documentation shall comply with all applicable federal, state and local laws, rules, regulations and certification requirements.

          9.8 DOCUMENTATION. The Documentation and User Documentation shall be sufficient to operate all features and functions of the Licensed Software.

          9.9 MARKETING. TAIS makes no representation or warranty, express or implied, regarding the amount, effectiveness or sufficiency of the marketing and sales efforts of TAIS related to this Agreement.

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          9.10 FULFILLMENT OF WARRANTY, OBLIGATIONS TO TAIS. At any time after acceptance of the Licensed Software by TAIS, if either party shall discover one or more Defects in the Licensed Software, Documentation, Technical Documentation or User Documentation or any other respect in which the Licensed Software, Documentation, Technical Documentation or User Documentation materially fails to conform to the provisions of any warranty contained in this Agreement, Artisoft shall, entirely at its own expense, use commercially reasonable efforts to correct such Defects and nonconformity's in accordance with the problem severity assignments and response time requirements established by the Joint Management Team in accordance with Section 12.4, by, among other things, supplying TAIS with such corrective code and making such additions, modifications or adjustments to the Licensed Software, Documentation, Technical Documentation or User Documentation as may be necessary to keep the Licensed Software, Documentation, Technical Documentation and User Documentation in material conformity with the Specifications and the warranties herein.

     10. LIMITATIONS ON WARRANTIES AND LIABILITY

          10.1 LIMITATIONS ON WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, BOTH PARTIES DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY AND ALL, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          10.2 LIMITED LIABILITY. SUBJECT TO SECTION 11, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR REVENUE, OR INTERRUPTION OF BUSINESS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT OR TORT, EVEN IF ANY REPRESENTATIVE OF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11. INDEMNITY

          11.1 INDEMNITY BY ARTISOFT. Artisoft agrees at its expense to indemnify, defend, protect and hold harmless TAIS and its Dealers, customers, TAIS Affiliates, officers, directors, employees and agents from and against any third party suits, claims, proceedings and causes of action, and the resulting damages, costs (including attorneys' fees and expenses) or expenses arising or resulting from (i) any third party claim that the Licensed Software infringes any intellectual property right of any third party, including, without limitation, patent rights, trademark rights, copyrights, or trade secrets, but excluding claims to the extent they arise from modifications made to the Licensed Software directly by TAIS or which are made by Artisoft but are necessary and unavoidable to implement ideas, features, techniques, interfaces or processes requested by TAIS, or (b) combinations of the Licensed Software with third party hardware or software, which combinations could not reasonably be anticipated by reference to the Specifications; or (ii) any third party claim arising out of the fault or negligence of Artisoft in connection with this Agreement, provided that, in the event of any such claims, Artisoft is promptly notified, rendered reasonable assistance as required, and permitted to direct the defense or settlement negotiations. Notwithstanding the foregoing, TAIS shall have approval rights of any settlement, which approval shall not be unreasonably withheld or delayed. Should the use of the Licensed Software by TAIS be enjoined or, in the event that Artisoft desires to minimize its liabilities hereunder, Artisoft may at its option and expense (a) substitute a functionally equivalent non-infringing version of the Licensed Software, (b) modify the infringing item so that it no longer infringes but remains functionally equivalent, or (c) obtain for TAIS the right to continue use of Such item. If Artisoft is unable after commercially reasonable efforts to obtain one of the foregoing alternatives, Artisoft shall have the right to terminate this Agreement and refund any Minimum Commitment that TAIS has paid in excess of the actual royalty payments that would have been owed hereunder by TAIS to Artisoft absent the Minimum Commitment.

          11.2 INDEMNITY BY TAIS. TAIS agrees at its expense to indemnify, defend, protect and hold harmless Artisoft and its officers, directors, employees and agents from and against any Suits, claims, proceedings and causes of action, and the resulting damages, costs (including attorneys' fees and expenses) or expenses arising or resulting from (i) any third party claim that
(a) modifications made to the Licensed Software directly by TAIS or (b) modifications made to the Licensed Software by Artisoft that are necessary and unavoidable to implement ideas features, techniques, interfaces or processes requested by TAIS infringe any intellectual property right of any third party, including, without limitation, patent rights, trademark rights, copyrights, or trade secrets; or (ii) any third party claim arising out of the fault or negligence of TAIS in connection with this Agreement; provided that, in the event of any such claims, TAIS is promptly notified, rendered reasonable assistance as required, and permitted to direct the defense or settlement negotiations. Notwithstanding the foregoing, Artisoft shall have approval rights of any settlement, which approval shall not be unreasonably withheld or delayed.

12. SUPPORT AND ERROR CORRECTION

          12.1 TRAINING. Artisoft shall provide training on the operation, support and maintenance of the Licensed Software for the number of TAIS employees reasonably deemed necessary for TAIS to meet its obligations hereunder. The schedule for such training shall be determined by mutual written agreement of the parties. Artisoft shall make such TAIS employees aware of all diagnostics and tools available to support the Licensed Software.

          12.2 STRUCTURE OF SUPPORT. TAIS' Dealers shall provide the first line of support for the Licensed Software sublicensed by TAIS; that is, TAIS' Dealers shall be the initial interface, responding to telephone or other inquires from such customers. TAIS shall provide the second line of support for the Licensed Software. Artisoft will provide to TAIS know-how, tools and diagnostics such that resolution of problems can be adequately addressed by TAIS. Artisoft shall provide the third line of support for the Licensed Software, which support obligations shall be further defined by mutual written agreement of the parties and which shall include, without limitation, the support obligations of Artisoft set forth in this Section 12.

          12.3 ARTISOFT SUPPORT. Artisoft technical/engineering support staff will provide support to TAIS in those instances where TAIS support engineers cannot successfully resolve problems relating to the License Software. Artisoft is obligated to have testing and debugging tools that are typical for the software industry.

          12.4 SEVERITY ASSIGNMENT AND RESPONSE TIME. Problem severity assignments and response time requirements will be defined by the Joint Management Team.

          12.5 UPDATES AND SOFTWARE-FIXES. Artisoft shall provide TAIS with all Software Fixes and Updates of the Licensed Software at the same time as their public release.

          12.6 SUPPORTED VERSIONS. Artisoft shall meet its support obligations described in Sections 12.1 through 12.5 ("Artisoft Support") for the current version of the Licensed Software and for the prior version of the Licensed Software free of charge.

          12.7 SOURCE CODE ESCROW. Artisoft shall escrow the source code form of the Licensed Software, the related Support documentation, and all other information reasonably necessary to maintain, revise, upgrade and correct the Licensed Software, but shall not include Microsoft's SQL Server (the "Escrowed Materials') pursuant to the terms of an Escrow Agreement that contains the provisions of this Section 12.7 and such other terms and conditions as mutually agreed to by the parties ("Escrow Agreement"); provided, however, that except to the extent that the existing Escrowed Materials fail to reasonably document the Licensed Software, Artisoft shall not be obligated to create any new materials or documentation for any escrow deposit but shall be obligated to label, index and organize all Escrowed Materials. Artisoft shall make an initial deposit of the Escrowed Materials within thirty (30) days of the Effective Date and shall make updated deposits within ten (10) days of any material change in the Licensed Software, including, without limitation, Software Fixes and Upgrades, and within ten (10) days of the provision to TAIS of any customized versions of the Licensed Software identified in Section 3 ). The Escrow Agreement shall provide for the escrow agent to perform an independent review of the Escrowed Materials, at TAIS' expense, to determine whether they meet the requirements of this Agreement, which review may include compiling the source code. In the event that (i) Artisoft materially breaches Sections 9.2, 9.5, 9.6, 9.7, 9.10, 12.2 or
12.3 of this Agreement pursuant to Section 14.3, or (ii) Artisoft is in default of this Agreement under Section 14.4 (any of which, a "Release Event"), the Escrowed Materials shall be released to TAIS pursuant to the terms of the Escrow Agreement. Upon delivery of the Escrowed Material to TAIS, Artisoft hereby grants to TAIS a worldwide, fully-paid, royalty-free, perpetual, irrevocable license to the intellectual property rights in the Licensed Software and Escrowed Materials, in such scope as is reasonably necessary to enable TAIS to support and correct Defects in the Licensed Software and to provide such support and corrections to its Dealers and its and their End Users.

          12.8 EXTENDED SUPPORT OBLIGATIONS. For [**] after any termination or expiration of this Agreement, regardless of cause, TAIS and Artisoft shall support each item of the Licensed Software as follows (and Artisoft hereby grants to TAIS all rights necessary to provide such support):

               12.8.1 If the End User's Licensed Software is not the current version or the immediately preceding version of the Licensed Software, both Artisoft and TAIS shall make available to the End User all upgrades necessary to upgrade the End User to the current version of the Licensed Software, which upgrades may require the End User to change telephone equipment. If such upgrades are provided to the End User by TAIS, TAIS shall pay the applicable royalties fees for such upgrades as set forth herein. All such upgrades shall be provided in an upgrade path that is the most efficient and economical for the End User. Both TAIS and Artisoft shall maintain an archive of Licensed Software versions and upgrades as necessary to provide such upgrades.

               12.8.2 If the End User's Licensed Software is the current version or the immediately preceding version of the Licensed Software, or has been upgraded to the current version or the immediately preceding version of the Licensed Software under Section 12.8.1, Artisoft shall support the End User's Licensed Software in accordance with Artisoft's then-applicable standard support terms and conditions.

     13. CONFIDENTIALITY

          13.1 CONFIDENTIAL INFORMATION means the information of either party ("Disclosing Party") which is disclosed to the other party ("Receiving Party") pursuant to this Agreement in written form and marked "Confidential" or "Proprietary" or, if disclosed orally or in writing but not so marked, the Disclosing Party shall send a written summary of such information to the Receiving Party within thirty (30) days of disclosure and mark such summary "Confidential" or "Proprietary." Confidential Information shall include, but not be limited to, Documentation, trade secrets, know-how, inventions, techniques, processes, algorithms, schematics, designs, contracts, manufacturing, assembly and test process descriptions and procedures, component specifications and sources, test suites, mechanical drawings, assembly drawings, source code, internal documentation, test diagnostics source and object code, bills of materials, customer lists, financial information, sales and marketing plans and business information.

          13.2 USE OF CONFIDENTIAL INFORMATION EXPRESSLY LIMITED. Each party acknowledges that in the course of the performance of this Agreement, it may and has obtained the Confidential Information of the other party or its suppliers. All confidential information disclosed as part of the discussions leading to the execution of this Agreement shall be deemed to have been disclosed during the term of this Agreement and shall be subject to this section. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter for the longer of (a) five (5) years or (b) such time as the Receiving Party returns all copies of the Confidential Information to the Disclosing Party, retaining no copies thereof, keep in confidence and trust all of the Disclosing Party's Confidential Information received by it and shall not disclose such Confidential Information to any third party, other than (i) as expressly permitted under this

Agreement, (ii) to the Receiving Party's employees on a "need to know" basis,
(iii) as necessary to further objectives permitted under this Agreement, or (iv) by a separate agreement between the parties. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement. The Receiving Party shall protect the Disclosing Party's Confidential Information in the same manner and to the same degree as it protects its own confidential and proprietary information of comparable type and value, but in no event shall the Receiving Party use less than reasonable care. The Receiving Party shall immediately give notice to the Disclosing Party of an unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party in remedying such unauthorized use or disclosure of its Confidential Information.

          These obligations shall not apply to the extent that Confidential Information includes information which:

               (a) is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

               (b) is, or, through no act or failure to act of the Receiving Party, becomes publicly known;

               (c) is received by the Receiving Party from a third party without restriction on disclosure where such third party has a right to disclose;

               (d) is independently developed by the Receiving Party without reference to the Confidential Information;

               (e) is approved for release by written authorization of the Disclosing Party; or

               (f) is required to be disclosed by a government agency or by a proper order of a court of competent jurisdiction; provided, however that the Receiving Party will use its best efforts to minimize such disclosure and will consult with and assist the Disclosing party in obtaining a protective order prior to Such disclosure.

     14. TERM AND TERMINATION

          14.1 TERM. The term of this Agreement is three (3) years, subject to termination as set forth in this Section and elsewhere in this Agreement.

          14.2 RENEWAL. The term of this Agreement may be renewed by either party, in its sole discretion, for one additional one-year term upon written notice to the other party thirty (30) days prior to the expiration of the current term.

          14.3 TERMINATION. Either party may terminate this Agreement upon written notice in the event a material breach by the other party (i) is not cured within thirty (30) days after written notice thereof ("Breach Notice") to the other party or, (ii) if such breach cannot reasonably be cured within such thirty (30) day period, if the breaching party does not commence to cure such breach within such thirty (30) day period or fails to diligently pursue and achieve a cure of the breach within ninety (90) days after the Breach Notice. The Breach Notice shall be delivered in accordance with the terms of this Agreement and shall specify the exact nature of the breach.

          14.4 CERTAIN EVENTS OF DEFAULT BY THE PARTIES. Either party has the right to terminate this Agreement and its further obligations by giving a written notice to the other party upon the occurrence of any of the following events of default on the part of the other party ("Default Notice") and, unless the default specified in the Default Notice is cured within the cure period specific below for such default, this Agreement shall be terminated effective on the date of the Default Notice:

               (a) The other party is involved in any voluntary or involuntary bankruptcy proceeding, and the proceeding is not dismissed within sixty (60) days or is placed in a receivership or reorganization proceeding or is placed in a trusteeship involving an insolvency;

               (b) The other party is involved in any proceeding (other than in bankruptcy court) concerning insolvency, dissolution, cessation of operations, reorganization or indebtedness or the like, and the proceeding is not dismissed within sixty (60) days; or

               (c) the other party becomes insolvent or unable to pay its debts as they come due in the ordinary course of business (other than an extension of payables consistent with normal industry practices) or makes an assignment for the benefit of its creditors.

          14.5 OBLIGATIONS UPON TERMINATION OR EXPIRATION. In order to provide for an uninterrupted supply of software critical to TAIS' business during any transition from Artisoft to another supplier upon termination or expiration of this Agreement, TAIS' license under Section 2, payment obligations under Section 5, marketing rights under Section 6, and source code escrow protections under
Section 12 shall survive any termination or expiration of this Agreement, regardless of cause, for a period of two (2) years after such termination or expiration (the "Transition Period"). After the expiration of the Transition Period, except as set forth in Section 15.8, all rights and obligations of the parties hereunder shall terminate, and TAIS shall immediately discontinue distribution of the Licensed Software, User Documentation and Documentation and derivatives and any products based thereon or documentation relating thereto and shall deliver to Artisoft or destroy all such product(s), Master Copies and related materials in its possession furnished hereunder by Artisoft, together with all copies thereof, and shall warrant in writing within thirty (30) days of termination that all such materials and all copies thereof have been returned to Artisoft or erased or destroyed. Notwithstanding the preceding provisions, TAIS may retain any materials necessary for TAIS to support End Users.

          Both parties shall continue to be responsible for safeguarding the trade secrets and proprietary rights of the other party in accordance with the terms of this Agreement after any termination or expiration. Regardless of any expiration or termination of this Agreement for any reason, End User License Agreements existing as of the date of expiration or termination of the Agreement or the Transition Period shall continue uninterrupted by such expiration or termination as perpetual licenses subject to the terms of such End User License Agreements. Upon termination of this Agreement, any obligation to pay sums due hereunder continues and such sums shall become due and payable upon the date of termination.

          During the Transition Period, Artisoft shall supply TAIS with new versions of the Software at mutually agreeable prices.

     15. GENERAL PROVISIONS

          15.1 ANNOUNCEMENT. Artisoft and TAIS will jointly announce the agreement upon signing. The content of such announcement shall be mutually agreed upon by the parties. Both companies will cooperate to make a smooth transition and avoid any inconvenience to their respective customers and to accommodate Artisoft's current OEM customers.

          15.2 TRANSFER AND ASSIGNABILITY. In order to avoid any potential conflict between TAIS and other potential investors, including, without limitation, the inevitable disclosure of TAIS' Confidential Information, except upon a merger, acquisition or sale of all or substantially all assets related to the line of business within which the rights granted herein are employed, neither party may assign, voluntarily, any rights or delegate any duties under this Agreement (other than to receive payments) without the other party's prior written consent (which shall not be unreasonably withheld or delayed) and any attempt to do so without consent will be void. Because of the inevitable disclosure of Confidential Information incident thereto, it shall not be unreasonable to withhold consent in the case of a proposed assignment to a competitor of the party whose consent is requested. This Agreement will bind and inure to the benefit of the parties and their permitted and respective successors and permitted assigns. Each party shall be fully responsible and liable for the obligations of all of its affiliates under the provisions of this Agreement. For the purposes of this Section 15.2, assignment shall include the acquisition by a third party of [**] or more of the ownership or voting interests in Artisoft, provided that, in the case Of Such a proposed acquisition not consented to by TAIS, and notwithstanding the preceding provisions of this section, TAIS's sole remedy, which it may choose to exercise in its sole discretion, shall be to terminate this Agreement and to receive within ten (10) days of written demand therefor a refund of the total amount of TAIS payments toward the Minimum Commitment in excess of the actual royalty payments that would have been owed hereunder by TAIS to Artisoft absent the Minimum Commitment.

          15.3 KEY ASSETS. Artisoft shall not transfer any assets or rights that are required to meet any of Artisoft's covenants or obligations hereunder, including, without limitation, the licensing, development and support Of the Software, unless, in connection with such transfer, Artisoft causes the transferee to enter into an agreement with TAIS that meets TAIS' reasonable satisfaction, pursuant to which transferee agrees to perform Artisoft's duties relating, to the asset or right set forth herein. In the event that Artisoft breaches this section 15.3, as TAIS's sole remedy, which it may choose to exercise in its sole discretion, TAIS shall have an immediate right to terminate this Agreement and to receive within ten (10) days of written demand therefor a refund of the total amount of TAIS payments toward the Minimum Commitment in excess of the actual royalty payments that Would have been owed hereunder by TAIS to Artisoft absent the Minimum Commitment.

          15.4 NOTICES. Any notice or reports required or permitted to be given under this Agreement shall be given in writing and shall be delivered by personal delivery, telegram, telex, telecopier, facsimile transmission or by certified or registered mail, postage prepaid, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the signatory of this Agreement at the address set forth at the beginning of this Agreement or such other address as either party may specify in writing.

          15.5 WAIVER OR DELAY. Any waiver of any kind or character by either party of a breach of this Agreement must be in writing, shall be effective only to the extent set forth in such writing, and shall not operate or be construed as a waiver of any subsequent breach by the other party. No failure of either party to insist upon strict compliance by the other party with any obligation or provision hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms of this Agreement. Nor shall either party's delay or omission in exercising any right, power or remedy upon a breach or default by the other party impair any such right, power or remedy. The exercise of any right or remedy provided in this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity.

          15.6 FORCE MAJEURE. If by reason of labor disputes, strikes, lockouts, riots, war, inability to obtain labor or materials, earthquake, fire or other action of the elements, accidents, governmental restrictions, appropriation or other causes beyond the control of a party hereto, either party is unable to perform in whole or in part its obligations as set forth in this Agreement, then such party shall be relieved of those obligations to the extent it is so unable to perform and such inability to perform shall not make such party liable to the other party. Neither party shall be liable for any loss, injury, delay or damages suffered or incurred by the other party due to the above causes; provided, however, that if Artisoft does not perform its obligations in whole or in part for a period of sixty (60) days or more due to the above causes, TAIS shall have the right to terminate this Agreement and to receive within ten (10) days of written demand therefor a refund of the total amount of TAIS payments toward the Minimum Commitment in excess of the actual royalty payments that would have been owed hereunder by TAIS to Artisoft absent the Minimum Commitment.

          15.7 INTERDEPENDENCIES. To the extent that a party (the "Excused Party") is delayed in the performance of an obligation hereunder due to the delay of the other party (the "Delaying Party") to perform a material obligation hereunder, then the time allowed for the Excused Party's impacted performance shall be extended for the number of days that the Delaying Party's performance is delayed, provided that the Excused Party has given the Delaying Party, prompt written notice of any such impact upon the Excused Party's performance, which notice shall detail both the nature of the delay and the impact upon the Excused Party.

          15.8 SURVIVAL OF OBLIGATIONS. The parties agree that their respective obligations under Sections 3.6, 5.5, 5.7, 5.8, 5.9, 6.2, 10, 11, 12.8, 13, 14.5,
15.8, and 15.19 shall survive any expiration or termination of this Agreement regardless of cause.

          15.9 SEVERABILITY. The provisions of this Agreement are severable, and if any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in party, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected or impaired thereby and shall nevertheless be binding between the parties hereto. Any such invalid, illegal or unenforceable provision or portion thereof shall be changed and interpreted so as to best accomplish the objectives of such provision or portion thereof within the limits of applicable law or applicable court decisions.

          15.10 HEADINGS. The paragraph headings and captions of this Agreement are included merely for convenience of reference. They are not to be considered part of, or to be used in interpreting, this Agreement and in no way limit or affect any of the contents of this Agreement or its provisions.

          15.11 GOVERNING LAW. This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of California as applied to transactions taking place wholly within California between California residents. The Superior Court located in Orange County and/or the United States District Court for the Central District of California shall have jurisdiction and venue over all controversies in connection herewith.

          15.12 ATTORNEYS' FEES. In any action to interpret or enforce this Agreement, the prevailing party shall be awarded all court costs and reasonable attorneys' fees incurred.

          15.13 RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties. The relationship between the parties shall at all times be that of independent contractors. Neither party shall have authority to contract for or bind the other in any manner whatsoever. This Agreement confers no rights upon either party except those expressly granted herein.

          15.14 NEUTRAL CONSTRUCTION. Each party has cooperated in the drafting and preparation of this Agreement and been represented by counsel in Such drafting and preparation. Accordingly, any rule of law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

          15.15 COUNTERPARTS. This Agreement may, be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          15.16 REPRESENTATIONS. Each party, represents and acknowledges that it is relying upon its own judgment, including its own estimation of the market for the Licensed Software and the extent of the Support obligation incurred in entering into this Agreement and that it has had adequate opportunity to make whatever investigation or inquiry it deemed necessary or desirable in connection with the subject matter of this Agreement.

          15.17 COMPLIANCE WITH LAWS AND REGULATIONS. Each party shall comply with all federal, state, local, and foreign laws, rules, and regulations applicable to its performance of this Agreement.

          15.18 ENTIRE AGREEMENT. This Agreement, along with its Schedules, Exhibits and Glossary, is the complete, entire, final and exclusive statement of the terms and conditions of the agreement between the parties with respect to the subject matter hereof. This Agreement supersedes, and the terms of this Agreement govern, any prior or collateral agreements between the parties with respect to the subject matter hereof. This Agreement may not be modified except in a writing, executed by duly authorized representatives of the parties. The terms and conditions of this Agreement shall prevail notwithstanding any variance with the terms and conditions of any purchase order or other instrument submitted by either party.

          15.19 EXPORT CONTROL. This agreement involves products and/or technical data that may be controlled under the U.S. Export Administration Regulations and that may be subject to the approval of the U.S. Department of Commerce prior to export. Both parties shall comply with any such export regulations. Any exportation or reexportation of such products or data, directly or indirectly, in contravention of the U.S. Export Administration Regulations is prohibited.

          15.20 TIME IS OF THE ESSENCE. TIME IS OF THE ESSENCE as to each provision of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date(s) shown below.

                                      ARTISOFT, INC.


Date: January 14, 2000                By: /s/ T. Paul Thomas
      ----------------                    --------------------------------------
                                          T. Paul Thomas
                                          President and CEO


                                      TOSHIBA AMERICA INFORMATION SYSTEMS, INC.,


Date: January 14, 2000                By: /s/ Paul L. Wexler
      ----------------                    --------------------------------------
                                          Paul L. Wexler
                                          Senior V.P. Communications
                                          Information Group

                                    EXHIBIT A


                           END USER LICENSE AGREEMENT

END-USER LICENSE AGREEMENT               copy, transmit, or distribute the
   FOR 1-1 SOFTWARE                      Software, except and only to the
                                         extent that such activity is
IMPORTANT - READ CAREFULLY BEFORE        expressly permitted by applicable
OPENING THIS PACKAGE: OPENING THIS       law despite this limitation.
PACKAGE INDICATES YOUR ACCEPTANCE OF
THESE TERMS AND CONDITIONS AND IS A      *   LIMITATIONS ON REVERSE ENGINEERING
REPRESENTATION BY YOU THAT YOU HAVE          AND MODIFICATION: You may not
THE AUTHORITY TO ACCEPT THEM. IF YOU         reverse engineer, decompile,
DO NOT AGREE WITH THESE TERMS AND            disassemble, modify or create works
CONDITIONS, YOU SHOULD PROMPTLY RETURN       derivative of the Software.
THE UNOPENED PACKAGE AND YOUR MONEY
WILL BE REFUNDED.                        *   SEPARATION OF COMPONENTS: This
                                             Software is licensed as a single
This End-User License Agreement              product. Its components may not be
("Agreement") is a binding, legal            separated for use on more than one
agreement between you (either an             computer.
individual or a legal entity) and
Toshiba America Information Systems      *   SUBLICENSE, RENTAL AND THIRD PARTY
Inc. ("TAIS"). By opening this TAIS          USE: You may not sublicense, rent,
[_______________] Software (the              timeshare, loan or lease the
"Software") package, you agree to be         Software, or directly or indirectly
bound by the terms of this Agreement.        permit a third party to use or copy
(The term Software includes the              the Software.
computer software, the associated
media, any printed materials, and any    *   SOFTWARE TRANSFER: [You may
"on-line" or electronic                      permanently transfer your right
documentation). If you do not agree to       under this Agreement, provided you
the terms of this Agreement, TAIS is         retain no copies, you transfer all
unwilling to license the Software to         of the Software (including all
you. In such event, you may not              components, the media, all printed
install, use or copy the Software, and       materials, any upgrades, this
you should promptly contact TAIS or          Agreement and the recipient reads
your dealer for instructions on return       and agrees to the terms of this
of the unused product(s) for a refund.       Agreement. Any other transfer,
                                             assignment or delegation by you of
SOFTWARE LICENSE                             the Software or this agreement
                                             shall be void. If the Software is
The Software is protected by copyright       an upgrade, any transfer must
laws and international copyright             include all prior versions of the
treaties, as well as other                   Software.]
intellectual property laws and
treaties. The Software is licensed to    *   EXPORT: You may not export the
you, not sold. TAIS and its licensors        Software without prior written
retain all right and title to the            approval from TAIS. If the Software
Software and related documentation.          was purchased in the United States
                                             of America, you agree to comply
1.  GRANT OF LICENSE: This Agreement         with all applicable United States
    grants you the following rights:         laws and regulations pertaining to
                                             export controls. If the Software
*   Software: [You may install and use       was purchased outside the U.S., you
    one copy of the Software on one          may not re-export the Software
    Computer.]                               except as permitted by, the laws of
                                             the United States and the laws of
*   Network Use: [__________________]        the jurisdiction in which you
                                             purchased the software.
*   Back-Up Copy: [You may make a
    single back-up copy of the           *   TERMINATION: Without prejudice to
    Software. You may use the back-up        any other rights, TAIS may
    copy solely for archival purposes.       terminate this Agreement if you
    You must clearly label any such          fail to comply with all of the
    copy with any copyright notices          terms and conditions set forth in
    and any other proprietary legends        this Agreement. In such event, you
    which appear on the original             must return all copies of the
    copy.]                                   Software and all of its components
                                             and documentation to TAIS or
2.  DESCRIPTION OF OTHER RIGHTS AND          certify that you have destroyed all
    LIMITATIONS                              such copies.

*   LIMITATIONS ON COPYING AND           3. COPYRIGHT: All title and copyrights
    DISTRIBUTION: Except as provided     in and to the Software (including, but
    in section I above, you may not      not limited to, any images,
photographs, animations, video, audio,    7. NO OTHER WARRANTIES: YOU
music, text, incorporated in the          ACKNOLWEDGE AND AGREE THAT THE USE OF
Software, the accompanying printed        THE SOFTWARE IS AT YOUR OWN RISK. TO
materials, and any copies of the          THE MAXIMUM EXTENT PERMITTED BY
Software, are owned by TAIS or its        APPLICABLE LAW, TAIS AND ITS LICENSORS
licensors. You many not copy the          DISCLIAM ALL OTHER WARRANTIES, EITHER
printed materials accompanying the        EXPRESS OR IMPLIED, INCLUDING, BUT NOT
Software.                                 LIMITED TO, IMPLIED WARRANTIES OF
                                          NON-INFRINGEMENT, MERCHANTABILITY AND
4. U.S. GOVERNMENT RESTRICTED RIGHTS:     FITNESS FOR A PARTICULAR PURPOSE.
The Software and documentation are        NEITHER TAIS NOR ITS LICENSORS WARRANT
provided with RESTRICTED RIGHTS. Use,     THAT THE FUNCTIONS CONTAINED IN THE
duplication, or disclosure by the         SOFTWARE WILL MEET YOUR REQUIREMENTS,
Government is subject to restrictions     OR THAT THE OPERATION OF THE SOFTARE
as set forth in subparagraphs             WILL BE UNINTERRUPTED OR ERROR-FREE,
(c)(1)(ii) of the Rights in Technical     OR THAT DEFECTS IN THE SOFTWARE AND
Data and Computer Software clause at      RELATED DOCUMENTATION WILL BE
DFARS 252.227-7013 or subparagraphs       CORRECTED. FURTHERMORE, NEITHER TAIS
(a) through (d) of the Commercial         NOR ITS LICENSORS WARRANTS OR MAKES
Computer Software - Restricted Rights     ANY REPRESENTATIONS REGARDING THE USE
at 48 DFR 52.227-19, and in similar       OR THE RESULTS OF THE USE OF THE
clauses in the NASA FAR Supplement, as    SOFTWARE OR RELATED DOCUMENTATION IN
applicable. Contractor/Manufacturer is    TERMS OF THEIR CORRECTNESS, ACCURACY,
[Toshiba America Information Systems,     RELAIBLITY, OR OTHERWISE. NO ORAL OR
Inc., Telecommunications Systems          WRITTEN INFORMATION OR ADVICE GIVEN BY
division, 9740 Irvine Boulevard, P.O.     TAIS OR A TAIS WARRANTY OR IN ANY WAY
Box 19724, Irvine, California             INCREASE THE SCOPE OF THIS WARRANTY.
92618-1697.]                              SHOULD THE TAIS SOFTWRE PROVE
                                          DEFECTIVE, YOU (AND NOT TAIS OR A TAIS
5. LIMITED WARRANTY: The Software and     AUTHORIZED REPRESENTATIVE) ASSUME THE
related documentation is provided         ENTIRE COST OF ALL NECESSARY
"AS-IS" and without warranty of a         SERVICING, REPAIR OR CORRECTION. THIS
kind, including, but not limited to,      LIMITED WARRANTY GIVES YOU SPECIFIC
the implied warranties of                 LEGAL RIGHTS. YOU MAY HAVE OTHERS
merchantability and fitness for a         WHICH VARY FROM STATE OR JURISDICTION
particular purpose. TAIS and its          TO STATE OR JURISDICTION.
licensors disclaim any warranties
relating to the quality and               8. NO LIABILITY FOR CONSEQUENTIAL
performance of the Software. If the       DAMAGES: TO THE MAXIMUM EXTENT
Software proves defective, you shall      PERMITTED BY LAW, IN NO EVENT SHALL
be responsible for the entire cost of     TAIS OR ITS LICENSORS BE LIABILE FOR
all necessary servicing, repair, or       ANY DAMAGES WHATSOEVER (INCLUDING,
correction. TAIS does not warrant that    WITHOUT LIMITATION, SPECIAL,
the functions contained in the            INCIDENTAL, CONSEQUENTIAL, OR INDIRECT
software will meet your requirements      DAMAGES FOR PERSONAL INJURY, LOSS OF
or that the operation of the software     BUSINESS PROFITS, BUSINESS
will be uninterrupted or error free.      INTERRUPTION, LOSS OF BUSINESS
However, TAIS warrants that any media     INFORMATION, OR ANY OTHER LOSS)
accompanying the Software will be free    ARISING OUT OF THE USE OR INABILITY TO
from defects in materials and             USE THE SOFTWARE, EVEN IF TAIS HAS
workmanship under normal use and          BEEN ADVISED OF THE POSSIBILITY OF
services for a period of ninety (90)      SUCH DAMAGES, IN ANY CASE, TAIS' AND
days from the date of receipt. Any        ITS LICENSORS' ENTIRE LIABILITY UNDER
implied warranties on the Software and    ANY PROVISION OF THIS AGREEMENT SHALL
media are limited to ninety (90) days.    BE LIMITED TO THE PRICE PAID FOR THE
Some states or jurisdictions do not       SOFTWARE. BECAUSE SOME STATES OR
allow limitations on the duration of      JURISDICTIONS DO NOT ALLOW THE
an implied warranty, so the above         EXCLUSION OR LIMITATION OF LIABILITY
limitation may not apply to you.          FOR CONSEQUENTIAL OR INCIDENTAL
                                          DAMAGES, THE ABOVE LIMITATION MAY NOT
6. CUSTOMER REMEDIES: TAIS's and its      APPLY TO YOU.
licensors' entire liability and your
exclusive remedy shall be, at TAIS's      9. GOVERNING LAW: This Agreement is
option, either (a) return of the price    governed by and construed in
paid, or (b) repair or replacement of     accordance with the laws of the State
the Software that does not meet the       of California, U.S.A. as applied to
limited warranty in section 5 above       agreements entered into and wholly
and which is returned to TAIS with a      performed within California between
copy of your receipt. Any replacement     California residents. This Agreement
Software will be warranted for the        shall not be governed by the 1980 U.N.
remainder of the original warranty        Convention on Contracts for the
period or thirty (30) days, whichever     International Sale of Goods.
is longer.

10. COMPLETE AGREEMENT. This Agreement
is the entire agreement between TAIS
and you with respect to the Software.
THE ACCEPTANCE OF ANY PURCHASE ORDER
PLACED BY YOU IS MADE CONDITIONAL ON
YOUR AGREEMENT TO THE TERMS SET FORTH
IN THIS AGREEMENT, AND TAIS AGREES TO
FURNISH THE SOFTWARE ONLY UPON THESE
TERMS AND NOT UPON THOSE IN YOUR
PURCHASE ORDER.

This Agreement replaces all prior
understandings and agreements, whether
written or oral. This agreement may
not be modified unless TAIS and you
both assent in writing.

11. SEVERABILITY: If for any reason a
court of competent jurisdiction finds
any provision or part of any provision
of this Agreement unenforceable, that
part or provision shall be enforced to
the maximum extent permitted by law so
as to effect the intent of the
parties, and the remainder of the
agreement shall continue in full force
and effect.

                                    GLOSSARY

[**]

ARTISOFT DEALERS means Dealers authorized by Artisoft and used by Artisoft from time to time as of the Effective Date and thereafter, excluding Shared Dealers.

CLIENT means a personal computer, telephone or connected central office trunk.

[**]

DEALER means resellers and remarketers, at any tier of distribution, including but not limited to OEMs, VARs, dealers and distributors and other third party sales channels.

DEFECT means any material nonconformity of the Licensed Software with the Specifications.

DOCUMENTATION means all documentation, specifications and information about the Licensed Software that Artisoft makes generally available to licensees.

END USER is a person or business enterprise which licenses a software product for its ordinary personal purposes or use in its normal operations and not for sublicense or transfer to others.

INTERCONNECT DEALERS means Dealers whose primary business is dealing in business telephone systems and voice products.

LICENSED CLIENT VERSIONS means the versions of the Licensed Software designed for use on a Client.

LICENSED SERVER VERSIONS means the versions of the Licensed Software designed for use on a Server.

MASTER COPY means the original copy of the Licensed Software and Documentation, which shall be delivered by Artisoft to TAIS on appropriate media.

OEM means any TAIS original equipment manufacturer.

QUALIFIED ARTISOFT DEALERS means Artisoft Dealers certified and accepted by Artisoft as an authorized dealer to carry Artisoft telecommunication products and who have signed an Artisoft Dealer Agreement and are certified to carry the Software.

QUALIFIED TAIS DEALERS means TAIS Dealers certified and accepted by TAIS as an authorized dealer to carry Toshiba telecommunication products and who have signed a Toshiba Dealer Agreement and are certified and adequately trained to carry the Licensed Software.

REPORTER APPLICATION means the statistical analysis Reporter Application that works with the Software.

SERVER means a computer whose primary function is to provide services to Clients.

SPECIFICATIONS means the specifications as set forth in the Documentation, as set forth in Schedule 3, and as otherwise Mutually agreed to in writing by the parties.

SHARED DEALERS means the Dealers who are both TAIS Dealers and Artisoft Dealers as of the Effective Date, as listed on Schedule A.

SOFTWARE FIXES are patches, corrective releases, emergency releases, bug fixes and software fixes developed by Artisoft to correct errors in the Software.

TAIS AFFILIATES means any entities, directly or in-directly, through one or more intermediaries, controlling, controlled by, or under common control with TAIS. The term "control," as used in the immediately preceding sentence, means with respect to a corporation, limited liability company, limited life company or limited duration company (collectively, "limited liability company"), the right to exercise, directly or indirectly, more than [**] of the voting rights attributable to the controlled corporation or limited liability company and, with respect to any individual, partnership, trust, estate, association or other entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

TAIS CUSTOMIZATIONS means any modifications made by Artisoft to the Software relating to branding the Software as a TAIS product or which implements any TAIS trademarks, service marks, trade names, proprietary information, confidential information, proprietary interfaces, technology or patents.

TAIS DEALERS means Dealers authorized by TAIS and used by TAIS from time to time as of the Effective Date and thereafter.

UPDATES means any updates or enhanced versions of the Software, excluding Software Fixes, that Artisoft makes available to its customers.

USER DOCUMENTATION means the End User documentation for the Licensed Software which Artisoft distributes to End Users in the Usual course of business.

[**]

                                   SCHEDULE A

                                 SHARED DEALERS

[**]

FINAL -2 July 2001 - CONFIDENTIAL

                             OEM/RESELLER AGREEMENT

                           ADDENDUM I - June 20, 2001

     1. Software Customization

          1.1. Toshiba Proprietary Phone Support. In compliance with section 3.2 of the Agreement, Artisoft has customized a version of the Branded Version of the Software to support the TAIS proprietary telephones and other specifications mutually agreed to.

     2. Fees for new version (with proprietary phone support)

          2.1. Fees continue as stated in section 5.4 of original agreement unless otherwise noted below in this addendum.

          2.2. [**] is not available for [**] in new "Proprietary" version. [**] functionality will be enabled in software via inclusion of [**] Call Center Agent licenses.

          2.3. Call Center Agent Royalty Fees. TAIS agrees to pay Artisoft a royalty fee in the amount of the royalty for [**] for each Call Center Agent license. Payment of such royalties count toward minimums of section 5.4(d).

     3. Update Royalties

          3.1. Per section 5.11 of the Agreement, TAIS agrees to pay Artisoft royalty fees for software to update existing customers to the new version.

          3.2. To update any Licensed Client Version license, TAIS agrees to pay Artisoft a royalty fee in the amount [**] in the Agreement [**]. Licensed Client Version licenses independently account for personal computer, telephone, or connected central office trunk (see Glossary definition of "Licensed Client Versions" and "Client").

          3.3. To update any VoIP Connection, TAIS agrees to pay Artisoft in the amount of the royalty [**] in the Agreement [**].

          3.4. To update any Reporter Application, TAIS agrees to pay Artisoft in the amount of the royalty [**] in the Agreement [**].


Artisoft:                                 TAIS:

ARTISOFT, INC.                            TOSHIBA AMERICA INFORMATION
                                          SYSTEMS, INC.


By: /s/ Steven G. Manson                  By: /s/ Paul L. Wexler
    -----------------------------------       ----------------------------------

Printed: Steven G. Manson                 Printed: Paul L. Wexler
         ------------------------------            -----------------------------

Title: President and Chief Executive      Title: Senior V.P. Communications
       Officer                                   Information Group
       --------------------------------          -------------------------------

Date:  July 2, 2001                       Date:  July 10, 2001
       --------------------------------          -------------------------------